EXHIBIT 99.1

PW Eagle's Third Quarter Net Income Increases on Eight Percent Revenue Growth

Conference Call and Webcast Scheduled for November 1, 2006 at 2:00 p.m. Pacific Time

PW Eagle, Inc. (Nasdaq:PWEI) today reported its financial results for the three and nine months ended September 30, 2006.

Revenues for the third quarter totaled $189.9 million, an increase of 8 percent compared with revenues of $176.2 million in last year's third quarter. Net income was $19.8 million, or $1.59 per fully diluted share, compared with net income of $2.9 million, or $0.30 per fully diluted share, for the three months ended September 30, 2005. The current period included non-cash after-tax charges of approximately $0.6 million, or $0.05 per share, associated with expensing employee and director stock options as required by FAS 123(R). The current quarter also benefited from the effect of a reduction in the Company's estimated full-year tax rate to approximately 37.4 percent from approximately 38.2 percent, resulting in incremental net income of approximately $0.7 million or $0.06 per share. Weighted average diluted shares outstanding totaled 12.5 million during the current quarter, compared with 9.9 million in last year's third quarter, reflecting the combined effect of the issuance of common stock pursuant to exercised options and warrants in 2006, and a private placement of approximately 1.0 million shares of common stock in December 2005.

Revenues for the first nine months of 2006 totaled $577.1 million, up 20 percent compared with revenues of $480.4 million recorded in the first nine months of 2005. Net income for the first nine months totaled $57.5 million, or $4.67 per fully diluted share, compared with $7.9 million, or $0.81 per fully diluted share, for the first nine months of 2005.

"Our third quarter results reflect the continued strength of our business," said Jerry Dukes, Chairman and CEO. "With healthy demand at the start of the quarter, we were able to achieve price and margin increases, resulting in profits greater than the second quarter and well above the prior year's third quarter. During the third quarter we began working with Synergetics Installations Worldwide to implement the initial stages of a cost savings program. While we are very early in the process, we are encouraged by the results so far and by the prospect for future operational improvements and savings."

Mr. Dukes added, "Consistent with the normal seasonality of the end markets which we serve, fourth quarter demand has begun to slow, reflecting the conclusion of the summer construction season. Resin prices appear to have peaked during the third quarter and are generally expected to decrease during the fourth quarter. Historically, we have experienced lower gross margins during times of decreasing resin costs. As a result, while we expect to remain profitable in the fourth quarter, we expect net income to decrease significantly from the third quarter of 2006 and to be well below the record levels of the fourth quarter of 2005 which were favorably impacted by the aberrational supply/demand dynamics triggered by Hurricanes Katrina and Rita. The record results for the fourth quarter of 2005 also included an after-tax gain of approximately $10.8 million from the sale of our subsidiary's interest in W.L. Plastics, Inc. We believe our significantly strengthened balance sheet provides enhanced flexibility with which to manage through the normal seasonality of our businesses."

Scott Long, Chief Financial Officer, stated, "Positive cash flow during the quarter from the combination of operating results and seasonal improvement in working capital allowed us to repurchase approximately 379,000 shares of the Company's common stock for $11.6 million under our $40 million share repurchase authorization and still end the quarter with $40 million in cash. We had no amounts outstanding under our revolving credit agreement during the entire quarter resulting in an 87 percent reduction in interest expense compared with last year's third quarter."

As part of its share repurchase program, during the third quarter the Company sold a put option on 200,000 shares of its common stock with an exercise price of $29.85 per share and an expiration date of November 15, 2006. The Company received proceeds of $2.21 per share or $0.4 million from the sale of the put option. This contract was adjusted to market value as of September 30, resulting in pre-tax gain of $0.1 million during the third quarter of 2006. Changes in the market value of this contract during the fourth quarter will also result in a charge or benefit. Should the market price of the Company's common stock fall below the exercise price at the expiration of the contract, the Company anticipates taking delivery of the 200,000 shares in exchange for approximately $6.0 million as part of its share repurchase program.

Third Quarter 2006 Webcast and Conference Call

PW Eagle will hold its third quarter 2006 webcast and conference call on Wednesday, November 1, 2006 at 2:00 p.m. Pacific Time to discuss the third quarter and first nine months of 2006 results. The conference call will be available live on the internet at www.pweagleinc.com/investor/, where it will remain archived and available for replay for one month. The conference telephone number is 866-800-8651, use 62040755 as the passcode to access the call. The call will be archived for one week at 888-286-8010, use 54876489 as the passcode for access.

About PW Eagle, Inc.

PW Eagle, Inc. is a leading extruder of PVC pipe products and its wholly-owned subsidiary, USPoly Company, LLC, is a leading manufacturer of polyethylene pipe and fittings. Together they operate twelve manufacturing facilities across the United States. PW Eagle's common stock is traded on the Nasdaq Global Market under the symbol "PWEI."

Forward Looking Statements

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are "forward looking" statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made in this press release, which include those that relate to (i) our expected sales volumes, margins and financial performance for the fourth quarter of 2006, (ii) our expectations regarding a decrease in the price of resin, (iii) our flexibility in managing seasonality of our businesses, and (iv) the expected benefits from the Synergetics cost savings program, involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. The following specific factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) more significant decreases in resin prices and greater seasonal fluctuations in the volume of new residential and commercial construction activity may increase the extent of the anticipated negative impact on our fourth quarter sales volumes, margins and financial performance, (ii) errors in management estimates and factors beyond our control, including natural disasters and other unexpected events that have the effect of limiting resin supply, may impact management's estimates regarding the price of resin, (iii) increasing competition from manufacturers that have integrated pipe manufacturing and resin production businesses, especially when resin prices are declining, may impact our sales volumes, margins and financial performance, and (iv) further evaluation of the cost saving methods proposed by Synergetics Installations Worldwide as we move beyond the early stages of that process, or the failure of such cost saving methods to be implemented for any reason within the expected time period, may have an adverse impact on management's expectations regarding the aggregate cost savings from the Synergetics proposals. In addition, actual results could differ as a result of general factors, including: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to improve during the remainder of 2006 and thereafter; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a fluctuation in raw material prices; (vi) our ability to pass through any raw material price increases to our customers; (vii) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe; and (viii) other economic, business, competitive and regulatory factors affecting our business generally, including those set forth in our filings with the SEC, including the Annual Report on Form 10-K for our most recent fiscal year, especially in the Management's Discussion and Analysis section, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. All forward-looking statements included in this Press Release are based on information available to us on the date of this Press Release. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update "forward-looking" statements.

                            PW EAGLE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (In thousands, except per share amounts, unaudited)

                            Three months ended     Nine months ended
                               September 30,         September 30,
                            -------------------   -------------------
                              2006       2005       2006       2005
                            --------   --------   --------   --------
 NET SALES                  $189,907   $176,156   $577,085   $480,422
 COST OF GOODS SOLD          139,623    147,695    424,596    404,517
                            --------   --------   --------   --------
   Gross profit               50,284     28,461    152,489     75,905
 OPERATING EXPENSES:
  Freight expense             10,664     10,471     29,976     28,005
  Selling expenses             4,658      4,418     13,845     12,744
  General and
   administrative expenses     3,534      3,682     13,077     10,553
  Other (income) expense,
   net                           (29)       (74)       490     (1,838)
                            --------   --------   --------   --------
                              18,827     18,497     57,388     49,464
                            --------   --------   --------   --------
 OPERATING INCOME             31,457      9,964     95,101     26,441
 NON OPERATING INCOME            136         --        136         --
 INTEREST EXPENSE, NET           644      4,909      3,261     13,063

 INCOME BEFORE INCOME
  TAXES AND MINORITY
  INTEREST                    30,949      5,055     91,976     13,378

 Income tax expense           11,120      2,179     34,432      5,365
 Minority interest in
  (income) loss of USPoly
  Company                         --         36         --       (121)
                            --------   --------   --------   --------
 NET INCOME                 $ 19,829   $  2,912   $ 57,544   $  7,892
                            ========   ========   ========   ========

 EARNINGS PER SHARE:
  Basic                     $   1.61   $   0.31   $   4.83   $   0.93
  Diluted                   $   1.59   $   0.30   $   4.67   $   0.81
 AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING:
   Basic                      12,325      9,247     11,919      8,516
   Diluted                    12,474      9,855     12,332      9,794

 Adjustments to reconcile
  net income to EBITDA:
   Net income               $ 19,829   $  2,912   $ 57,544   $  7,892
   Non operating income         (136)        --       (136)        --
   Minority Interest              --         36         --       (121)
   Interest                      644      4,909      3,261     13,063
   Taxes                      11,120      2,179     34,432      5,365
   Depreciation and
    amortization               2,828      3,033      8,935      9,562
                            --------   --------   --------   --------
 EBITDA                     $ 34,285   $ 12,997   $104,036   $ 36,003
                            ========   ========   ========   ========

  EBITDA is not intended to be an alternative to the financial results presented under generally accepted accounting principles (GAAP) in the United States of America. We believe EBITDA is a commonly used measure of financial performance by our lenders and the investment community and allows for a more complete analysis of our cash flows and results of operations. We also use this non-GAAP measure internally to monitor performance of our businesses.

 PW EAGLE, INC.
 CONDENSED CONSOLIDATED BALANCE SHEETS
 (in thousands, unaudited)
                                           September 30,  December 31,
 ASSETS                                         2006           2005
                                              --------       --------
 CURRENT ASSETS:
  Cash and cash equivalents                   $ 40,163       $  5,671
  Accounts receivable, net                      86,097         87,062
  Inventories                                   66,939         64,239
  Other current assets                           3,839          5,243
                                              --------       --------
      Total current assets                     197,038        162,215

 Property and equipment, net                    51,261         56,301
 Other long-term assets                         16,411         15,940
                                              --------       --------
 TOTAL ASSETS                                 $264,710       $234,456
                                              ========       ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
  Borrowings under revolving
   credit facilities                          $     --       $  7,184
  Current maturities of long-term
   financing leases                                217            182
  Other current liabilities                     93,964        116,582
                                              --------       --------
    Total current liabilities                   94,181        123,948

 Financing lease obligations, less
  current maturities                            19,354         19,525
 Other long-term liabilities                     4,182          4,944
                                              --------       --------
 TOTAL LIABILITIES                             117,717        148,417
                                              --------       --------
 Stockholders' equity                          146,993         86,039
                                              --------       --------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $264,710       $234,456
                                              ========       ========

 Segment Income Statement Information
 (In thousands, unaudited)

                            Three months ended    Nine months ended
                               September 30,        September 30,
                            -------------------   -------------------
                              2006       2005       2006       2005
                            --------   --------   --------   --------
 PW Eagle PVC Business
  Net Sales                 $167,541   $155,081   $511,136   $418,557
  Gross Profit                45,166     24,331    139,122     65,444
  Operating Income            28,873      8,882     89,851     23,242
  Adjustments to reconcile
   to EBITDA:
    Depreciation and
     amortization              2,181      2,395      6,988      7,581
                            --------   --------   --------   --------
 EBITDA                     $ 31,054   $ 11,277   $ 96,839   $ 30,823
                            ========   ========   ========   ========
 USPoly PE Business
  Net Sales                 $ 22,366   $ 21,074   $ 65,949   $ 61,864
  Gross Profit                 5,118      4,130     13,366     10,461
  Operating income             2,585      1,082      5,250      3,199
  Adjustments to reconcile
   to EBITDA:
    Depreciation and
     amortization                646        638      1,947      1,981
                            --------   --------   --------   --------
 EBITDA                     $  3,231   $  1,720   $  7,197   $  5,180
                            ========   ========   ========   ========

The combined total of the above amounts may differ from the consolidated amounts due to the impact of consolidation and elimination entries.

Nine-month 2006 results for the PE business include a non-cash pre-tax charge of $0.7 million related to the previously announced relocation of USPoly's injection molding operations from Shawnee, Oklahoma to its Tulsa, Oklahoma facility and in 2005 include a pre-tax gain of $1.3 million from the sale of the metals parts business.

EBITDA is not intended to be an alternative to the financial results presented under generally accepted accounting principles (GAAP) in the United States of America. We believe EBITDA is a commonly used measure of financial performance by our lenders and the investment community and allows for a more complete analysis of our cash flows and results of operations. We also use this non-GAAP measure internally to monitor performance of our businesses.

CONTACT:  PW Eagle, Inc.
          Scott Long, Chief Financial Officer
          (541) 343-0200